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                EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE

                        WATERLINK, INC. AND SUBSIDIARIES


                                                      Three Months Ended                Nine Months Ended
                                                           June 30,                          June 30,
                                                     1997            1998            1997             1998
                                                   -------          ------          -------          -------
                                                           (In thousands, except per share data)
 Basic
   Average common shares outstanding                 3,132          12,006            2,619           11,964
                                                   =======         =======          =======          =======

   Income (loss) before extraordinary item         $(1,477)        $  (168)         $  (492)         $ 2,064
   Extraordinary item                                 (385)             --             (385)              --
                                                   -------         -------          -------          -------
   Net Income (Loss)                               $(1,862)        $  (168)         $  (877)         $ 2,064
                                                   =======         =======          =======          =======

   Income (loss) before extraordinary item         $ (0.47)        $ (0.01)         $ (0.19)         $  0.17
   Extraordinary item                                (0.12)             --            (0.15)              --
                                                   -------         -------          -------          -------
   Net Income (Loss)                               $ (0.59)        $ (0.01)         $ (0.34)         $  0.17
                                                   =======         =======          =======          =======


Assuming Dilution
  Average shares outstanding-basic                   3,132          12,006            2,619           11,964
  Effect of dilutive securities:
      Impact of outstanding stock options
        and warrants                                    --              --               --              677
                                                   -------         -------          -------          -------

                                                     3,132          12,006            2,619           12,641
                                                   =======         =======          =======          =======

   Income (loss) before extraordinary item         $(1,477)        $  (168)         $  (492)         $ 2,064
   Extraordinary item                                 (385)             --             (385)              --
                                                   -------         -------          -------          -------
   Net Income (Loss)                               $(1,862)        $  (168)         $  (877)         $ 2,064
                                                   =======         =======          =======          =======

   Income (loss) before extraordinary item         $ (0.47)        $ (0.01)         $ (0.19)         $  0.16
   Extraordinary item                                (0.12)             --            (0.15)              --
                                                   -------         -------          -------          -------
   Net Income (Loss)                               $ (0.59)        $ (0.01)         $ (0.34)         $  0.16
                                                   =======         =======          =======          =======
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